Exhibit 10.53

CLEAN HARBORS, INC.

ANNUAL CEO INCENTIVE BONUS PLAN

1.                                      Purposes.

The purpose of the Clean Harbors, Inc. Annual CEO Incentive Bonus Plan (the “Plan”) is to provide each year an incentive for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total CEO compensation dependent upon the level of corporate performance attained for the year, and to do so in a manner which will allow full deductibility of the bonus portion of the CEO compensation expense under Section 162(m) of the Internal Revenue Code (the “Code”).

2.                                      Definitions in Last Section.

Unless defined where the term first appears in the Plan, capitalized terms shall have the respective meanings set forth in Section 6.

3.                                      CEO Annual Incentive Bonus.

(a)                                  Establishment of Potential Annual Incentive Bonus.  On or before the 90th day of each Plan Year, the Committee shall determine and set forth in writing the Performance Criteria for such Plan Year, and, where deemed appropriate by the Committee, Threshold and Maximum Levels of Achievement for each such Performance Criteria, and the respective amounts of bonus which can potentially be earned based on attainment of each such Level of Achievement. If the Committee establishes Threshold and Maximum Levels of Achievement for any Performance Criteria, the Committee shall also determine how the amount of the potential bonus associated with such Criteria shall be determined if the actual level of achievement relating to such Criteria during any Plan Year is between such Threshold and Maximum Levels. Each of the Performance Criteria and the Levels of Achievement must be objective such that a third party having knowledge of the relevant facts could determine (1) whether or not the Performance Criteria at each such Level of Achievement has been achieved and (2) the total dollar amount of the Bonus (if any) for each Plan Year which has been earned based on such performance. Once the Committee has established for any Plan Year the Performance Criteria and the related Levels of Achievement, the Committee may not thereafter change those Criteria or Levels for that year, except to the extent that the Committee determines that such a change (either an increase or a decrease) is necessary in order to adjust for effects of extraordinary events (such as a material acquisition or divestiture or changes in accounting methods as determined under generally accepted accounting principles) which affect the calculation of such Criteria or Levels and which become effective during such Plan Year.

(b)                                 Determination and Certification of Incentive Bonus Amount.  Within 75 days following the end of each Plan Year, the Committee shall determine and certify in writing to the Board whether or not each of the Performance Criteria has been satisfied and, if so, at what Level of Achievement, and the amount, if any, of the total Annual Incentive Bonus payable to the CEO. The Committee may decrease, but may not increase, the amount of the potential Annual Incentive Bonus for each Performance Criteria as calculated pursuant to the terms originally established by the Committee. The amount of any Annual Incentive Bonus, as so certified by the Committee, shall be communicated in writing to the CEO and shall be payable to the CEO as provided in Section 3(f).

(c)                                  Definition of Accounting Terms.  Unless otherwise so determined by the Committee and reflected in the terms of the potential Annual Incentive Bonus established pursuant to Section 3(a), accounting terms used by the Committee in establishing the Performance Criteria and the Levels of Achievement shall be defined, and the results based thereon shall be measured, in accordance with generally accepted accounting principles as applied by the Company in preparing its consolidated financial statements and related financial disclosures for the Plan Year, as included in its reports filed with the Securities and Exchange Commission. Notwithstanding the foregoing, the term “EBITDA” shall be calculated in accordance with the Company’s then outstanding credit agreement.

(d)                                 Maximum Annual Incentive Bonus.  The maximum amount of the Annual Incentive Bonus payable to all Participants serving as CEO in any fiscal year of the Company shall be limited to $2,000,000.

(e)                                  Employment Requirement for Annual Incentive Bonus Payment and Exceptions Thereto.

(i)                                     Except as provided in Section 3(e)(ii), payment of an Annual Incentive Bonus to a Participant for a Plan Year shall be made only if, and to the extent that, the foregoing requirements of this Section 3 have been met with respect to that Plan Year and, except as set forth in Section 3(g), only if the Participant has been employed by the Company as its CEO for the entire Plan Year (from the first day of the Plan Year through the last day of the Plan Year).

(ii)                                  If, under circumstances described in this Section 3(e)(ii), a Participant has been employed by the Company as CEO for only part of a Plan Year, a pro-rata Annual Incentive Bonus shall be paid to the Participant. The pro-rata Annual Incentive Bonus shall be calculated by multiplying the Annual Incentive Bonus which would be payable if such employment had been for the entire Plan Year by a fraction, the numerator of which shall be the Participant’s days of such employment during the Plan Year (except as provided in Section 3(e)(ii)(D)) and the denominator of which shall be 365. The circumstances under which such a pro-rata Annual Incentive Bonus shall become payable with respect to a Plan Year are the following:

(A)                              the Participant’s employment terminated during the Plan Year under circumstances which qualify the Participant for retirement (including early retirement) under the Company’s Section 401(k) Plan (or any successor plan thereto);

(B)                                the Participant died during the Plan Year;

(C)                                the Participant became CEO of the Company during the Plan Year and remained so employed on the last day of the Plan Year; or

(D)                               the Participant was disabled (within the meaning of the Company’s long-term disability plan) during part of the Plan Year, in which event the numerator of the fraction used to calculate the pro-rata Annual Incentive Bonus shall be either the days of the Plan Year during which the Participant was actively at work or such other number (which shall not be more than 365) as is determined by the Committee in its sole discretion.

(f)                                    Time of Payment; Termination for Cause.  Except as provided in Section 3(g), any Annual Incentive Bonus to which a CEO becomes entitled under this Section 3 with respect to a Plan Year shall be paid in a lump sum cash payment as soon as practicable after the amount thereof is determined by the Committee, but not later than the March 15th immediately following completion of the Plan Year. Notwithstanding any of the foregoing provisions of the Plan, if the employment of a Participant has been terminated for cause (as determined in the sole discretion of the Committee prior to the occurrence of any Change in Control) at any time before the Company has paid the Participant’s Annual Incentive Bonus with respect to a Plan Year, no Annual Incentive Bonus shall be paid to the Participant with respect to such Plan Year. For purposes of the Plan, after a Change in Control has occurred, the Committee shall have no power to determine that a termination of a Participant’s employment was made for cause.

(g)                                 Change in Control.  Notwithstanding any other provision of the Plan to the contrary, (i) if a Change in Control of the Company shall occur following completion of a Plan Year as to which the actual Annual Incentive Bonus to be paid has been determined but such Bonus has not yet been paid, such Bonus shall be paid immediately in cash, (ii) if a Change in Control shall occur following completion of a Plan Year as to which the actual Bonus to be paid has not yet been determined, such Annual Incentive Bonus shall be immediately determined and paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which a potential Annual Incentive Bonus has been established but the actual Annual Incentive

Bonus to be paid has not yet been determined, such Plan Year shall be deemed to have been completed, each of the Performance Criteria shall be deemed to have been satisfied at the midpoint between the Threshold and Maximum Levels of Achievement, and a pro rata portion of the Annual Incentive Bonus so determined for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to the Participant.

4.                                      Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limitation, to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Annual Incentive Bonus hereunder.

5.                                      General Provisions.

(a)                                  No Right to Continued Employment.  Nothing in the Plan or in any potential Annual Incentive Bonus hereunder shall confer upon any Participant the right to continue in the employ of the Company either as CEO or in any other capacity or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(b)                                 Withholding Taxes.  The Company shall deduct from all payments under the Plan any taxes required to be withheld by federal, state or local governments.

(c)                                  Amendment and Termination of the Plan.  The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Additionally, the Committee may make such amendments as it deems necessary to comply with Section 162(m) of the Code or other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is necessary for each Annual Incentive Bonus under the Plan to continue to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)                                 Participant Rights.  No Participant in the Plan for a particular Plan Year shall have any claim to be granted any Annual Incentive Bonus under the Plan for any subsequent Plan Year. Furthermore, there is no obligation for uniformity of treatment of Participants in the event that more than one Participant shall potentially be entitled to receive an Annual Incentive Bonus with respect to any Plan Year or any subsequent Plan Year.

(e)                                  Unfunded Status of Annual Incentive Bonuses.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant with respect to an Annual Incentive Bonus, nothing contained in the Plan or any related document shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(f)                                    Nonalienation of Benefits.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No potential right to receive any Annual Incentive Bonus hereunder shall in any manner be subject to any debts, contracts, liabilities, or torts of the person potentially entitled to receive such right or interest.

(g)                                 Governing Law.  The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(h)                                 Effective Date and Shareholder Approval.  The effective date of the Plan shall be January 1, 2009, provided that the adoption of the Plan is approved by a majority of the votes cast at a meeting of the shareholders of the Company duly held following such date at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and entitled to vote. Although the terms of a potential Annual Incentive Bonus may be established by the Committee prior to such shareholder approval of the Plan, any such Bonus shall be subject to such shareholder approval being obtained, and no payments in respect of such Bonus shall be made prior to or in the absence of such shareholder approval. Subject to such approval by the shareholders, the Plan shall continue in effect until the Plan Year ending December 31, 2013, unless earlier terminated by the Board or the Committee.

6.                                      Definitions.

The following terms, as used herein, have the following meanings:

(a)                                  “Annual Incentive Bonus” means any Annual Incentive Bonus to which a Participant may become entitled pursuant to the Plan; provided, however, that the establishment by the Committee of a potential Annual Incentive Bonus with respect to a Participant pursuant to Section 3(a) does not, by itself, entitle the Participant to payment of any such Bonus until such Bonus has been earned and becomes payable pursuant to other provisions hereof.

(b)                                 “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred during the term of the Plan:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (which term shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)                                  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who on the effective date of the Plan constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)                               there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)                                  “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

(g)                                 “Committee” means the Compensation Committee of the Board, which shall consist during the term of the Plan of not less than two members of the Board, each of whom, at the time of appointment to the Committee and at all times during service as a member of the Committee, shall be both (i) an “outside director,” as then defined under Section 162(m) of the Code and (ii) an “independent director” within the meaning of the listing requirements of the primary stock exchange on which the common stock of the Company may then be listed.

(h)                                 “Company” means Clean Harbors, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, or (except as used in the definitions of Change in Control and Person in this Section 6) any successor corporation.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j)                                     “Levels of Achievement” mean a Threshold Level of Achievement and a Maximum Level of Achievement which may be established by the Committee with respect to any Performance Criteria for each Plan Year.

(k)                                  “Maximum Level of Achievement” means a specified level of achievement of a Performance Criteria applicable to a Plan Year which must be attained for the maximum portion of an Annual Incentive Bonus, which is based on achievement of that Performance Criteria, to be earned.

(l)                                     “Participant” means an individual serving as CEO of the Company for whom a potential Annual Incentive Bonus is established by the Committee with respect to the relevant Plan Year.

(m)                               “Performance Criteria” means one or more pre-established, objective measures of performance by the Company during a Plan Year selected by the Committee in its discretion to determine whether an Annual Incentive Bonus has been earned in whole or in part. Performance Criteria may be based on one or more of the following: the Company’s consolidated revenues, consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), ratio of EBITDA to consolidated revenues (“EBITDA Margin”), earnings per share, health, safety and compliance statistics (“HSC Compliance”), cost reductions, days of sales outstanding (“DSO”) (based upon the time of payment of the Company’s outstanding billings), hiring of key executive officers, succession planning, financing or refinancing results, or implementation or expansion of a new line of business or programs. Such Performance Criteria may be based on the Company’s absolute performance under such measure for the year and/or upon a comparison of such performance with the performance of the Company in a prior period or the performance of a peer group of companies.

(n)                                 “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which as of January 1, 2009 is, directly or indirectly, the Beneficial Owner of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

(o)                                 “Plan” means this Clean Harbors, Inc. CEO Annual Incentive Bonus Plan, as amended from time to time.

(p)                                 “Plan Year”means the Company’s fiscal year, except that if a Participant becomes the CEO during a fiscal year, the Committee may establish a Plan Year for such Participant consisting of all or part of the remainder of such fiscal year. In case of a Plan Year which is less than a full calendar year, the Committee shall establish the terms of the potential Annual Incentive Bonus, as provided in Section 3(a), before 25% of such Plan Year has elapsed.

(q)                                 “Threshold Level of Achievement” means a minimum level of achievement of a Performance Criteria applicable to a Plan Year which must be attained for the minimum level of an Annual Incentive Bonus which is based on achievement of that Performance Criteria to be earned.